EXHIBIT 10.33

PROMISSORY NOTE

$5,000,000 March 24, 2017

FOR VALUE RECEIVED,  eMAGIN CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of STILLWATER TRUST LLC, having an office at 655 Madison Avenue, 20th Floor, New York, New York 10065 (the "Payee"), at such office of the Payee or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of FIVE MILLION DOLLARS or such lesser amount as may then be outstanding from time to time (the "Loan") as shown on the schedule attached to and made a part hereof.

The Borrower also promises to pay, in kind by the issuance of additional Notes or a replacement Note, interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of the Loan from time to time outstanding at a rate per annum equal to six (6%) percent per annum.

Interest on the Loan shall be payable as provided in the previous paragraph monthly on the first day of each month commencing the first such day to occur after a Loan is made hereunder and, together with principal, on the Maturity Date.

The Borrower further agrees that upon and following an Event of Default and/or after any stated or any accelerated maturity of Loans hereunder, all Loans shall bear interest (computed daily) a rate equal to eleven (11%) percent per annum, payable on demand. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next preceding Business Day.

All payments made in connection with this Note shall be made without counterclaim or setoff and free and clear of and without any deduction or withholding for, any taxes or other payments. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Payee (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrower to the Payee as the Payee determines in its sole and absolute discretion. The Borrower hereby expressly authorizes the Payee to record on the attached schedule the amount and date of a Loan, and the date and amount of each payment of principal and interest. All such notations shall be presumptive as to the correctness thereof absent manifest error; provided, however, the failure of the Payee to make any such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

The Borrower shall pay, within ten (10) Business Days of demand, all expenses of the Payee in connection with (i) the preparation, administration, default, collection, waiver or amendment of this Note or any of the other Loan Documents, (ii) the exercise of any conversion rights in favor of the Payee and/or its Affiliates under the Letter Agreement including, but not limited to, the preparation, administration, default, collection, waiver or amendment of any Equity Event Documents, and (iii) the Payee's exercise, preservation or enforcement of any of its rights, remedies or options hereunder and/or any Loan Documents and/or Equity Event Documents, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar reasonable professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Liabilities or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

No waiver of any provision of this Note shall be effective unless such waiver shall be in writing and signed by a duly authorized officer of the Payee, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

The Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

This Note and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York located in New York County or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower by certified mail, return receipt requested, at the address set forth in the first paragraph of this Note. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

All agreements between the Borrower (and each other party obligated for payment on this Note) and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible maximum rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Payee in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and each other party obligated on this Note and the Payee.

TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER AND THE PAYEE (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR NON-COMPULSORY COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF UNDER OR IN CONNECTION WITH THIS NOTE AND/OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PAYEE RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE AND MAKE THE LOANS.

Upon receipt of an affidavit of an officer of the Payee as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

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This Note is issued in accordance with that certain letter agreement dated as of March 24, 2017 by and between the Borrower and the Payee (the “Letter Agreement”) and is entitled to the benefits of the Letter Agreement.  Capitalized terms not defined in this Note have the respective meanings ascribed to them in the Letter Agreement.  Neither this Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Payee.

eMAGIN CORPORATION

By:  ___________________________

Name:

Title

EXHIBIT 10.33

LOANS AND REPAYMENT SCHEDULE

PROMISSORY NOTE DATED MARCH __, 2017

eMAGIN CORPORATION

IN FAVOR OF

STILLWATER TRUST LLC

Date	Amount of Loan	Amount of Principal Repayment	Amount of Interest PIK’ed	Unpaid Principal Balance	Notation Made By